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                                                                    Exhibit 10.9

                               SECOND AMENDMENT TO
                               -------------------

                       ADVANCED ENGINE TECHNOLOGIES, INC.
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                            2000 STOCK INCENTIVE PLAN
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     Pursuant to the resolutions adopted by the Board of Directors of Advanced
Engine Technologies, Inc. at a meeting of the Board of Directors held on October 12, 2001, the Advanced Engine Technologies, Inc. 2000 Stock Incentive Plan is amended as follows:

     1.   Section 2 is amended to add the following definition:

          ""Family Member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests."

     2. Section 10(a) is amended and restated in its entirety to read as follows:

          "(a) An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, to the extent that the Administrator so authorizes at the time an Option is granted or amended, (i) such Option may be assigned pursuant to a qualified domestic relations order as defined by the Code, and exercised by the spouse of the Optionee who obtained such Option pursuant to such qualified domestic relations order, and (ii) such Option may be assigned, in whole or in part, during the Optionee's lifetime to one or more Family Members of the Optionee. Rights under the assigned portion may be exercised by the Family Member(s) who acquire a proprietary interest in such Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Administrator deems appropriate."

     This Second Amendment to the 2000 Stock Incentive Plan of Advanced Engine Technologies, Inc. is made and shall be effective as of April 27, 2001.

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